SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2013

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in Asterias’ periodic reports filed with the SEC under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 1, 2013 (the “Closing Date”), the contribution of assets to us from our parent, BioTime, Inc. (“BioTime”), and Geron Corporation (“Geron”) pursuant to an Asset Contribution Agreement, dated January 4, 2013 (the “Asset Contribution Agreement”), among us, BioTime, and Geron was consummated.

Assets Acquired by Us and Securities Issued by Us

Pursuant to the Asset Contribution Agreement, on the Closing Date BioTime contributed the following assets to us in exchange for 21,773,340 shares of our Series B common stock and warrants to purchase an additional 3,150,000 shares of our Series B common stock:

•
8,902,077 BioTime common shares, valued for purposes of the Asset Contribution Agreement at $30,000,000 based upon the aggregate volume weighted-average per share closing price of BioTime common shares as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding January 4, 2013;

•
warrants to subscribe for and purchase 8,000,000 additional BioTime common shares (the “BioTime Warrants”) exercisable for a period of five years at an exercise price of $5.00 per share, subject to pro rata adjustment for certain stock splits, reverse stock splits, stock dividends, recapitalizations and other transactions;

•	forgiveness of a loan in the amount of $5,000,000;

•	10% of the issued and outstanding shares of common stock of BioTime’s subsidiary OrthoCyte Corporation as of January 4, 2013, the date of the Asset Contribution Agreement;

•	6% of the issued and outstanding ordinary shares of BioTime’s subsidiary Cell Cure Neurosciences, Ltd. as of January 4, 2013, the date of the Asset Contribution Agreement; and

•
a quantity of certain human embryonic stem cell lines produced under “good manufacturing practices,” a non-exclusive, world-wide, royalty-free license to use those stem cell lines and certain patents pertaining to stem cell differentiation technology for any and all purposes.

Pursuant to the Asset Contribution Agreement, on the Closing Date, Geron contributed to us, the following assets in exchange for 6,537,779 shares of our Series A common stock:

•	intellectual property and proprietary technology, including certain patents and know-how related to human embryonic stem cells;

•	certain biological materials and reagents;

•	certain laboratory equipment;

•	certain contracts;

•
Geron’s Phase 1 clinical trial of oligodendrocyte progenitor (OPC-1) cells in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program, including the Phase I/II clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia (together, the “Clinical Trials”); and

•	certain regulatory filings, including the investigational new drug applications filed with the United States Food and Drug Administration for the Clinical Trials.

The patent portfolio that we acquired from Geron through the Asset Contribution Agreement includes over 400 patents and patent applications owned or licensed to Geron relating to human embryonic stem (“hES”) cell-based product opportunities.  This portfolio consists primarily of patents and patent applications owned by Geron, but also includes patent families licensed to Geron by third parties.

The patent portfolio includes patents and patent applications covering a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet ß cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells.  The patent portfolio also includes technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

Royalty and Sublicense Agreements

Concurrently with the closing under the Asset Contribution Agreement, we entered into a Royalty Agreement with Geron pursuant to which we will pay to Geron royalties on the sale of products that are developed and commercialized, if any, in reliance upon Geron patents contributed to us.

Geron has sublicensed to us, on an exclusive, world-wide, basis, certain patents for the purpose of using telomerase as an antigen in the development of certain immunological therapy products. We will pay Geron licensing fees for the use of the sublicensed patents and a royalty on sales of products developed and commercialized in reliance upon the sublicensed patents, and we will indemnify Geron, Geron’s licensor, and certain other parties from certain liabilities.

Assumption of Certain Liabilities

We have assumed all obligations and liabilities in connection with the assets contributed by Geron, to the extent such obligations and liabilities arise after the Closing Date of the Asset Contribution Agreement, including certain obligations and liabilities for the Clinical Trials.  We will be substituted for Geron as a party in an appeal by Geron of two rulings in favor of ViaCyte, Inc. by the United States Patent and Trademark Office’s Board of Patent Appeals and Interferences, filed by Geron in the United States District Court for the Northern District of California on September 13, 2012 (the "ViaCyte Appeal"), and we will assume all liabilities arising after the closing under the Asset Contribution Agreement with respect to the ViaCyte Appeal.

$5,000,000 Cash Contribution by Private Investor

Also on the Closing Date, a private investor contributed $5 million in cash to us for 2,136,000 shares of our Series B common stock  and warrants to purchase 350,000 additional shares of our Series B common stock pursuant to a Stock and Warrant Purchase Agreement with us.

Ownership of Our Common Stock; Distribution of Our Series A Common Stock and BioTime Warrants

As a result of the consummation of the transactions described above, BioTime now owns approximately 71.6% of our outstanding common stock,  Geron owns approximately 21.4% of the our outstanding common stock, and the private investor owns approximately 7.0%, of our outstanding common stock.

The warrants to purchase shares of our Series B common stock that BioTime and the private investor received (together, the “Asterias Warrants”) will enable BioTime to increase its collective ownership in us by approximately 2.2%, which would reduce the Geron’s ownership in us to approximately 19.2%.

The Asterias Warrants have an exercise price of $5.00 per share and a term of three years. The exercise price per share and number of shares that may be purchased upon the exercise of the Asterias Warrants are subject to adjustment in the event of any  stock split, reverse stock split, stock dividend, reclassification of shares and certain other transactions pertaining to our common stock.

Subject to applicable law, Geron is obligated under the Asset Contribution Agreement to distribute as promptly as practicable the 6,537,779 shares of our Series A common stock that Geron received on the Closing Date to Geron’s stockholders, on a pro rata basis, other than with respect to fractional shares and with respect to stockholders residing in certain to-be-determined excluded jurisdictions, who will instead receive cash on a pro rata basis.   We are obligated to distribute to the holders of our Series A common stock on a pro rata basis the 8,000,000 BioTime Warrants as soon as practicable following that distribution by Geron.  The BioTime Warrants have an initial exercise price of $5.00 per share and will expire in five years.

The exercise price per share and number of shares that may be purchased upon the exercise of the  BioTime Warrants are subject to adjustment in the event of any stock split, reverse stock split, stock dividend, reclassification of shares and certain other transactions pertaining to BioTime common shares.

We plan to arrange for the quotation of prices for our Series A common stock on the OTC Bulletin Board.  BioTime has filed an application to list the BioTime Warrants on the NYSE MKT where its common shares are traded.

The foregoing description of the Asset Contribution Agreement is qualified in its entirety by reference to the Asset Contribution Agreement, which was filed as Exhibit 2.1 to BioTime’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2013, which Exhibit  is incorporated herein by reference.  The foregoing description of the Asterias Warrants are qualified in their entirety by reference to the copies of the Warrant Agreement, dated as of October 1, 2013 , by Asterias Biotherapeutics, Inc. for the benefit of BioTime, Inc. and the Warrant Agreement, dated as of October 1, 2013 , by Asterias Biotherapeutics, Inc. for the benefit of Romulus Films Ltd, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

On October 1, 2013, we issued a press release in connection with the consummation of the contributions discussed in Item 2.01. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1
Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation  (incorporated by reference to Exhibit 2.1 to BioTime, Inc.’s Current Report on Form 8-K filed January 8, 2013) (Schedules to the Asset Contribution Agreement have been omitted. Asterias agrees to furnish supplementally a copy of the omitted schedules to the Commission upon request)

4.1	Warrant Agreement, dated as of October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of BioTime, Inc.
4.2	Warrant Agreement, dated as of October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of Romulus Films Ltd.
4.3	Form of Warrant for the benefit of BioTime, Inc. (included in Exhibit 4.1)
4.4	Form of Warrant for the benefit of Romulus Films Ltd. (included in Exhibit 4.2)
99.1	Press release dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: October 1, 2013	By:	/s/ Thomas Okarma
Chief Executive Officer
Title

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation  (incorporated by reference to Exhibit 2.1 to BioTime, Inc.’s Current Report on Form 8-K filed January 8, 2013) (Schedules to the Asset Contribution Agreement have been omitted. Asterias agrees to furnish supplementally a copy of the omitted schedules to the Commission upon request)

4.1	Warrant Agreement, dated as of October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of BioTime, Inc.
4.2	Warrant Agreement, dated as of October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of Romulus Films Ltd.
4.3	Form of Warrant for the benefit of BioTime, Inc. (included in Exhibit 4.1)
4.4	Form of Warrant for the benefit of Romulus Films Ltd. (included in Exhibit 4.2)
99.1	Press release dated October 1, 2013